Exhibit 10.7

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT (RSU) GRANT AGREEMENT

This Restricted Stock Unit (RSU) Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation (the “Company” or “CACI”) and                                  (the “Grantee”).

Recitals

WHEREAS, Section 7(d) of the CACI International Inc 2006 Stock Incentive Plan (the “Plan”) provides for the grant of Restricted Stock Units to Non-Employee Directors within thirty-one (31) days of their election or re-election to the Board.

WHEREAS, the Grantee is a Non-Employee Director who was [elected] [re-elected] to the Board at the meeting of the stockholders held on                          , 2008; and

WHEREAS, on                      (the “Grant Date”), the Grantee was awarded              Restricted Stock Units in respect of the Grantee’s [election][re-election] to the Board.

NOW, THEREFORE, the Company and the Grantee covenant and agree as follows:

1.	DEFINITIONS.

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a) “Account” means the bookkeeping account maintained for the Grantee pursuant to Section 2.

(b) “Agreement” means this Restricted Stock Unit (RSU) Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(c) “Grant Date” means                     .

(d) “Plan” means the CACI International Inc 2006 Stock Incentive Plan, as amended from time to time.

(e) “Restricted Stock Unit” or “RSU” means the right to receive one share of unrestricted Stock under the Plan pursuant to the terms and conditions of this Agreement, without transferring to the Grantee any of the attributes of ownership of Stock prior to the issuance of the unrestricted Stock.

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.	AWARD OF RSUs.

Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Committee hereby grants to the Grantee on the Grant Date                                  RSUs. The Grantee shall be entitled to receive one share of unrestricted Stock for each RSU pursuant to the terms and conditions of this Agreement. The Grantee’s Account shall be the record of RSUs granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company. The Grantee shall not have the rights of a stockholder with respect to any RSUs credited to the Grantee’s Account until shares of Stock have been distributed to the Grantee pursuant to Section 4, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Stock.

3.	VESTING.

(a) Regular Vesting Schedule. Except as set forth in this Section 3, the RSUs granted pursuant to this Agreement shall vest in accordance with the following schedule, provided the Grantee has remained a Non-Employee Director from the Grant Date through the applicable vesting date:

Number of Days Following Grant Date	Percent of RSU Award Vested
90th Day Following Grant Date	25%
180th Day Following Grant Date	50%
270th Day Following Grant Date	75%
360th Day Following Grant Date	100%

(b) Vesting Upon Change in Control, Disability, Retirement or Death. The Grantee shall become 100% vested in the RSUs upon the occurrence of any of the following events: (i) a Change in Control while the Grantee is a Non-Employee Director, (ii) death while the Grantee is a Non-Employee Director, or (iii) termination of the Grantee’s status as a Non-Employee Director due to disability (within the meaning of Section 409A(a)(2)(C) of the Code).

(c) Forfeiture. Except as provided in Section 3(b) or otherwise determined by the Committee, in order to become vested in (i.e., earn) RSUs under the terms of this Agreement, the Grantee must have served continuously as a Non-Employee Director from the Grant Date through the close of business on the applicable vesting date (or such earlier date on which the RSUs become vested under Section 3(b)).

(d) Bankruptcy; Dissolution. RSUs granted under this Agreement shall be of no further force or effect and forfeited in the event that the Company is placed under the jurisdiction of a bankruptcy court, or is dissolved or liquidated.

4.	ISSUANCE OF SHARES.

(a) Issuance of Shares. Within thirty (30) days of the date on which RSUs become earned and vested under Section 3, the Company shall issue certificates for shares of Unrestricted Stock, equal in number to the number of RSUs that become earned and vested. Upon issuance, such shares of Stock shall be registered on the Company’s books in the name of the Grantee in full payment and satisfaction of such RSUs.

(b) Transfer Restrictions. Transfer of the shares of Stock shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c) Securities Regulations. No Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws is available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d) Fractional Shares. No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, the Grantee would be entitled to a fractional share of Stock, the number of shares to which the Grantee is entitled shall be rounded up to the next whole number.

(e) Beneficiary.

(i) The Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Grantee’s death before the Grantee has received all benefits to which the Grantee would have been entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death. Attached to this Agreement is the prescribed Designation of Beneficiary Form.

(ii) If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, any benefit payable hereunder shall be made to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of the Grantee’s estate. If the Committee is in doubt as to the right of any person to receive payment of any benefit hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the Plan, CACI, the Committee, or the Board of Directors of CACI International Inc under this Agreement.

5.	MISCELLANEOUS.

(a) No Restriction on Company Authority. The award of these RSUs to the Grantee shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Adjustment of RSUs. If CACI shall effect a subdivision or consolidation of shares of Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, the number and class of shares of Stock represented by the RSUs granted pursuant to this Agreement shall be appropriately adjusted in such a manner as to represent the same total number of shares that the owner of an equal number of outstanding shares of Stock would own as a result of the event requiring the adjustment.

(c) No Adjustment Otherwise. Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock represented by the RSUs granted pursuant to this Agreement.

(d) RSUs Nontransferable. RSUs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise.

(e) Obligation Unfunded. The obligation of the Company with respect to RSUs granted hereunder shall be interpreted solely as an unfunded contractual obligation to make payments of Stock in the manner and under the conditions prescribed under this

Agreement. Any shares or other assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States. Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

(f) Compliance With Section 409A. The grant of RSUs pursuant to this Agreement is intended to constitute a short-term deferral under Treas. Reg. §1.409A-1(b)(4) that does not provide for the deferral of compensation subject to Section 409A of the Code (under the short-term deferral exception) and, if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with such provisions not being subject to the provisions of Section 409A. CACI makes no representations as to the tax consequences of the award of RSUs to the Grantee or their vesting (including, without limitation, under Section 409A of the Code, if applicable). The Grantee understands and agrees that the Grantee is solely responsible for any and all income, excise or other taxes imposed on the Grantee with respect to the award.

(g) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(h) Arbitration. Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association. Any resulting hearing shall be held in the Washington, DC metropolitan area. The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.

(i) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(j) Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(k) Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(l) Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(m) Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Awards related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

(n) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit (RSU) Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:

Date:

(Seal)
Grantee

Date:

CACI International Inc 2006 Stock Incentive Plan

Restricted Stock Unit

Beneficiary Designation

Participant Name:	SSN:

Home Address:

CACI Email Address:

BENEFICIARY DESIGNATION

In the event of your death, the Beneficiary(ies) designated below will receive shares of common stock of CACI International Inc resulting from the award to you of restricted stock units granted to you under the CACI International Inc 2006 Stock Incentive Plan.

I,                                 , hereby request that any shares of common stock due to convey to a beneficiary(ies) after my death in accordance with the above-named Plan shall convey to the beneficiary(ies) named below (or on any attached sheet):

Beneficiary’s Full Name	Beneficiary’s Address/Phone #	%*	Relationship	Date of Birth	Social Security #
Please print legibly

*	The percentage share of all beneficiaries designated must equal 100%.

I understand that the submission of this beneficiary designation constitutes a revocation of all previous beneficiary designations made by me under this Plan.

Participant’s Signature:	Date:

Return this completed form to:	CACI International Inc
Attn: Stock Plan Administrator
2nd Floor
1100 N. Glebe Road
Arlington, VA. 22201